Exhibit 99.1

Eastside Distilling Announces $3.3 Million Private Placement

PORTLAND, Oregon, April 20, 2021 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits and ready-to-drink “RTD” craft cocktails, today announced that it has closed a private placement offering with Bigger Capital Fund, LP and District 2 Capital Fund LP.

The Company has entered into a definitive agreement with Bigger Capital Fund, LP and District 2 Capital Fund LP (the “Subscribers”) to offer and sell to the Subscribers up to $3,300,000 in aggregate principal amount of secured convertible promissory notes of the Company (the “Notes”), which Notes are convertible into shares of the Company’s Common Stock, par value $0.0001 per share, pursuant to the terms and conditions set forth in the Notes with an initial conversion price of $2.20, a 39% premium to the last closing price of the Common Stock. Additionally, in connection with the purchase of such Notes, each Subscriber shall receive a warrant, to purchase a number of shares of Common Stock equal to 60% of the principal amount of any Note issued to such Subscriber hereunder divided by the conversion price of the Note issued to such Subscriber, at an exercise price equal to $2.65, pursuant to a Securities Purchase Agreement.

The use of proceeds will be to refinance $2 million in maturing notes and for general corporate purposes. In addition, Eastside announced it has extended its Live Oak Bank ABL facility for 30 days to May 13, 2021. Eastside continues to work with Live Oak to extend the line for a year into 2022.

Geoffrey Gwin commented, “we are excited to be partnering with Bigger Capital and District 2 Capital as we continue to refinance our near-term maturities and improve the Company’s liquidity position. We are off to an exciting start to 2021.”

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the Securities and Exchange Commission within 30 days of the closing to register the resale of the shares of common stock issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Roth Capital Partners acted as the exclusive placement agent for the offering.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve any financing, acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue and profitability, our ability to reduce operating or other expenses, the anticipated demand from the craft beer industry, the effects of COVID-19, including the impact on sales, and the success of initiatives implemented to address the business disruption resulting from COVID-19 and earnings guidance for the first quarter of 2021. The Company assumes no obligation to update the cautionary information in this press release.